Exhibit 21

                            TREDEGAR INDUSTRIES, INC.
                                    Virginia

                                                       Jurisdiction
Name of Subsidiary                                   of Incorporation

APPX Software, Inc.                                  Virginia
The William L. Bonnell Company, Inc.                 Georgia
Capitol Products Corporation                         Pennsylvania
Fiberlux, Inc.                                       Virginia
Idlewood Properties, Inc.                            Virginia
Molecumetics Institute, Ltd.                         Virginia
Molecumetics, Ltd.                                   Virginia
Tredegar Brazil Industria                            Brazil
         De Plasticos Ltda.
Tredegar Development Corporation                     Virginia
Tredegar Exploration, Inc.                           Virginia
Tredegar Film Products Argentina S.A.                Argentina
Tredegar Film Products, B.V.                         Netherlands
Tredegar Foreign Sales Corporation                   U.S. Virgin Islands
Tredegar Investments, Inc.                           Virginia
Tredegar Reserves, Inc.                              Virginia
Virginia Techport, Inc.                              Virginia